四川化工控股(集团)有限责任公司

July 1st, 2013

Prospect Global Resources Inc.
1401 17th Street, Suite 1550
Denver, CO 80202

Re: Investment in Prospect Global Resources Inc.

Dear Mr. Barber:

In light of the Potash Supply Agreement signed between Prospect Global Resources Inc. ("PRGX") and Sichuan Chemical Industry Holding (Group) Co., Ltd. ("SCIHC") dated October 18, 2012, SCIHC has been looking for ways to deepen its cooperation with PGRX. To that end, please let this letter indicate that SCIHC has an interest in investing up to US$20,000,000 in PGRX on terms to be agreed to and subject to final approval by the Sichuan Provincial Government and its affiliated State-owned Assets Supervision and Administration Commission ("SASAC"). While this letter does not represent a binding offer to invest, it may be considered a letter of intent.

SCIHC looks forward to working with PGRX in order to bring its Holbrook Basin project to completion and SCIHC will continue to pursue additional avenues of cooperation going forward.

Sincerely,
Sichuan Chemical Industry Holding (Group) Co., Ltd.

Name: Xiaojun Chen
Title: Chairman